SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 11-K

(Mark One)
    [ X ]                 ANNUAL REPORT PURSUANT TO SECTION 15(d)
                             OF THE SECURITIES EXCHANGE ACT OF 1934 [Fee Required]
                             For the Fiscal Year Ended November 30, 2000

OR

    [     ]                 TRANSITION REPORT PURSUANT TO SECTION 15(d)
                             OF THE SECURITIES EXCHANGE ACT OF 1934 [No Fee Required]
                             For the transition period from _____ to _____

Commission File Number 1-768

EMPLOYEES' INVESTMENT PLAN
(Full title of the Plan)

CATERPILLAR INC.
(Name of issuer of the securities held
pursuant to the Plan)

100 NE ADAMS STREET, PEORIA, ILLINOIS 61629
(Address of principal executive offices)

REQUIRED INFORMATION

Item 1.

The audited statement of net assets available for plan benefits as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.

Item 2.

The audited statement of changes in net assets available for plan benefits for each of the latest two fiscal years of the Plan is attached hereto as Exhibit B.

Item 3.

The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

Item 4.

The Consent of Independent Accountants is attached hereto as Exhibit C.

Report of Independent Accountants

To the Participants, Investment Plan Committee
and Benefits Funds Committee of the Caterpillar Inc.
Employees' Investment Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Caterpillar Inc. Employees' Investment Plan (the Plan) at November 30, 2000 and 1999, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and of reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Peoria, Illinois
May 29, 2001

                                                                                                                                                        EXHIBIT A

CATERPILLAR INC.
EMPLOYEES' INVESTMENT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
NOVEMBER 30, 2000 AND 1999
 (Dollars in 000's)

	2000	1999

Investments	$2,147,580	$2,258,381
Participant contributions receivable	1,349	1,597
Employer contributions receivable	665	841
Interest and dividends receivable	77	66

Total assets	2,149,671	2,260,885

Transfers payable to Part 2	(652)	(3,939)

Total liabilities	(652)	(3,939)

Net assets available for benefits	$2,149,019	$2,256,946

The accompanying notes are an integral part of the financial statements

                                                                                                                               ;                        EXHIBIT B

CATERPILLAR INC.
EMPLOYEES' INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED NOVEMBER 30, 2000 AND 1999
 (Dollars in 000's)

	2000	1999

Contributions:
Participants	$122,645	$121,730
Employer	34,753	33,236

	157,398	154,966

Investment income:-
Interest	116	96
Dividends	23,338	21,946
Net (depreciation) appreciation in fair value of:
Common stock	(123,297)	(46,636)
Collective trust fund	735	618
Registered investment companies	(6843)	5,139
Plan interest in net investment (loss) income of Master Trust	(34,325)	171,849

Net investment (loss) income	(140,276)	153,012

Withdrawals	(131,774)	(194,370
Transfers from other plans, net	6,725	1,763

Withdrawals and transfers, net	(125,049)	(192,607)

(Decrease) increase in net assets available for benefits	(107,927)	115,371
Net assets available for benefits:
Beginning of year	2,256,946	2,141,575

End of year	$2,149,019	$2,256,946

The accompanying notes are an integral part of the financial statements

CATERPILLAR INC.
EMPLOYEES' INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - PLAN DESCRIPTION:

The following description of the Caterpillar Inc. Employees' Investment Plan (the Plan) provides only general information. Employees should refer to the Plan agreement for a more complete description of the Plan's provisions.

General

The Plan is a contributory defined contribution plan established by Caterpillar Inc. (the Company) to enable eligible employees of the Company and its subsidiaries (the participating employers) which adopt the Plan to accumulate funds.

Participation

Generally, employees of participating employers, other than those employed under collective bargaining agreements, who meet certain age, service and citizenship or residency requirements are eligible to participate in the plan. Participation commences upon an eligible employee's filing of an application with the Investment Plan Committee. Participating eligible employees (the participants) may acquire ownership interests in the Company through purchases of its common stock (Part 1). Additionally, the participants may elect to defer a portion of their compensation until retirement under the Special Investment Supplement of the Plan (Part 2).

Participant accounts

Accounts are separately maintained for Part 1 and Part 2 for each participant. The participant's account under Part 1 is credited with the participant's contribution, the employer's contribution and an allocation of Plan earnings. The participant's account under Part 2 of the Plan is credited with the participant's contribution as defined below and an allocation of Plan earnings. Allocations of earnings are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested accounts.

Loan provisions

The Plan provides for participant loans against eligible participants' Part 2 account balances. Eligible participants obtain participant loans by filing a loan application with the Company and receiving approval thereof. Loan amounts are generally limited to the lesser of $50,000 or 50% of the individual participant's account balance, within certain regulatory restrictions. Loan repayment terms may range from 6 to 117 months depending on the type of loan and bear interest at the prime interest rate plus 1% rounded to the nearest whole percent, as determined at the time of loan origination. Repayments, including interest, are made through after-tax payroll deductions and are credited to the individual participant's account balance.

Contributions

   Part 1 -

Participant contributions are made through after-tax payroll deductions based on a percentage (2%-6%) of total earnings as elected by the employee. Participants with 25 or more years of service with the employers may contribute an additional 1%-4% of earnings.

Employer contributions are 50%, 66-2/3% or 80% of participant contributions (up to 6% of earnings) based on the participant's years of service.

   Part 2 -

Participant contributions are made through a pretax compensation deferral as elected by the participants and are contributed to the Plan by the employer. For 2000 and 1999, the compensation deferral was limited to (a) the greater of $6,000 or 4% of the participant's compensation (limited by the Internal Revenue Code to $10,500 and $10,000 in 2000 and 1999, respectively) for participants earning in excess of $80,000 or (b) $10,500 and $10,000 in 2000 and 1999, respectively, for participants earning less than $80,000.

Certain employee groups also receive a Company matching contribution ranging from 100% of the first 2% and 50% in excess of 2% up to 8% of the participants' eligible compensation.

Investment programs

   Part 1 -

Employer contributions are invested entirely in Caterpillar Inc. common stock. Participants may elect to have their contributions invested as follows: (1) 100% in Caterpillar Inc. common stock or (2) 50% in Caterpillar Inc. common stock and 50% in a Collective Government Short-Term Investment Fund. The Collective Government Short-Term Investment Fund is managed by The Northern Trust Company.

   Part 2 -

Participants may elect to have their contributions invested in any combination of the following eleven investment fund options as of November 30, 2000:

*	Caterpillar Stock Fund	*	Preferred International Fund
*	Preferred Stable Principal Fund	*	Preferred Growth Fund
*	Preferred Short-Term Government Fund	*	Preferred Asset Allocation Fund
*	Preferred Money Market Fund	*	Preferred Fixed Income Fund
*	Preferred Value Fund	*	Preferred Small Cap Fund
*	Caterpillar Northern Trust Russell 3000

In addition, a self-directed fund option allows participants to invest in various other mutual funds outside of the standard Plan options. State Street Bank serves as custodian for funds invested through this self-directed fund option.

Vesting and distribution provisions

   Part 1 -

Participants are fully vested at all times in participant contributions and earnings thereon.

Participants begin vesting in employer contributions after the end of the second year of plan participation. Participants generally vest at the rate of 33% per year, resulting in full vesting by participants in employer contributions after five years of service with the Company. Any amounts not vested at withdrawal are forfeited and are applied to reduce the amount of future employer contributions to the Plan. Shares become fully vested upon retirement, permanent disability or death.

While an employee, a participant may elect to withdraw all participant contributions and related earnings as provided by the Plan. Employer contributions may also be withdrawn based on vested status as provided by the Plan. Upon termination of employment, participants may elect (with spousal consent, if applicable) to receive their shares by immediate distribution or a deferred distribution. If termination is due to retirement or disability, participants may elect (with spousal consent, if applicable) various annuity payments.

   Part 2 -

Participants are fully vested in their participant contributions and earnings thereon. Upon termination of employment for any reason, including death, retirement or total and permanent disability, or upon Plan termination, the balances in participants' accounts are distributable.

Participants vest immediately in the Company's matching contribution and the earnings thereon.

Transfers from Part 1 to Part 2

On a monthly basis, participants in Part 1 are allowed to transfer some or all of their vested balances in the Part 1 accounts to Part 2 of the Plan. Participants are allowed only one such transfer per month.

Administration

The Plan is administered by the Investment Plan Committee, which is responsible for nonfinancial matters, and the Benefits Funds Committee, which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into trust agreements with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

Plan termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, each participant in Part 1 shall have a fully vested interest in the assets attributable to employer contributions and earnings thereon. Any unallocated assets of the plan will be allocated to participant accounts and distributed in such a manner as the company may determine.

Federal income tax status

The Internal Revenue Service has determined and informed the Company by letter dated April 13, 1999, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended subsequent to the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan is qualified and the related trust is tax-exempt as of the financial statement date.
Risks and uncertainties

The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

Reclassifications

Certain 1999 amounts have been reclassified to conform with the 2000 presentation. These reclassifications have no impact on net assets as previously presented.

NOTE 2 - SUMMARY OF SIGNIFICANT
                ACCOUNTING POLICIES:

New accounting standards

In September 1999, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 99-3, Accounting for and Reporting of Certain Defined Contribution Benefit Plan Investments and Other Disclosure Matters (SOP 99-3). This SOP simplifies the disclosure of certain investment information of defined contribution plans through the elimination of certain detailed fund disclosures for participant-directed accounts. The Plan has elected to adopt the provisions of this SOP for its Plan year ended November 30, 1999.

Basis of accounting

The Plan's accounts are maintained on the accrual basis of accounting.

Investments

The Plan's investments are stated at fair value. Caterpillar Inc. common stock is valued at quoted market prices. The fair value of the Plan's investment in the Collective Government Short-Term Investment Fund and the 401(k) Master Trust (Note 4) is based upon the beginning of the year value of the Plan's investment plus actual contributions, transfers and allocated investment income less actual withdrawals. Shares of registered investment companies included in the self-directed fund option are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Income from investments is recorded as earned.

Contributions

Contributions to the Caterpillar Common Stock Fund under Part 1 of the Plan are made directly to the trust and shares are immediately purchased by the trust on the open market.

Administrative expenses

Administrative costs, including trustee fees and certain investment costs, are paid by the Company.

Withdrawals

Withdrawals are recorded when paid.

Transfers

As detailed in Note 1, on a monthly basis, participants are allowed to transfer vested balances in the Part 1 accounts to Part 2 of the Plan. At November 30, transfers payable represent such transfers for the month of November. The related receivable is recorded by the Master Trust and is included in the Plan's Investment in the Master Trust Net Assets at November 30, 2000 and 1999.

Transfers (to)/from other plans generally represent account balance transfers for participants who transfer from one plan covered by the Master Trust to another plan covered by the Master Trust. In addition, during 2000 the Caterpillar Agricultural Products Inc. Shop Employees Retirement Plan and Caterpillar Agricultural Products Inc. Office Employees Retirement Plan merged into the Plan with  participant account balances of $7,759,000 which were transferred into the Plan through this line item.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

NOTE 3 - INVESTMENTS:

All employer matching contributions under Part 1 of the Plan are directed by the Company into a Caterpillar Inc. Common Stock Fund. By definition, this fund is nonparticipant directed. Details of the net assets of Part 1 - Caterpillar Inc. Common Stock Fund, and significant components of the changes in net assets relating to this fund, are as follows:

	November 30,

	2000	1999

	(Dollars in 000's)
Net assets - Part 1 Caterpillar Inc. Common Stock Fund:
Common stock	$728,130	$795,329
Common and Collective Trust	103	29
Employer contributions receivable	665	841
Participant contributions receivable	1,251	1,493
Interest and dividends receivable	12	13
Transfers payable to Part 2	(640)	(3,881)

Net assets - Part 1 Caterpillar Inc. Common Stock Fund	$729,521	$793,824

	For the year ended November 30,

	2000	1999

	(Dollars in 000's)
Changes in net assets - Part 1 Caterpillar Inc.
Common Stock Fund:
Employer contributions	$34,443	$33,013
Participant contributions	62,558	61,478
Interest and dividends	23,454	22,042
Net depreciation	(123,297)	(46,636)
Withdrawals	(37,240)	(85,215)
Transfers to participant-directed investments	(24,221)	(83,005)

Net decrease	$(64,303)	$(98,323)

The following table presents individual investments that represent 5% or more of the Plan's net assets at November 30. Any of these investments that are also nonparticipant-directed are further identified with an asterisk(*).

	2000		1999

	(Dollars in 000's)
Caterpillar Inc. Common Stock	$728,130	*	$795,328	*
Investment in Caterpillar Inc. 401(k) Master Trust net assets	1,357,022		1,415,230

NOTE 4 - MASTER TRUST:

Under a Master Trust agreement with The Northern Trust Company (the Trustee), Part 2 of the Caterpillar Inc. Employees' Investment Plan (EIP), the Solar Turbines Incorporated Savings and Investment Plan and the Caterpillar Inc. Tax Deferred Savings Plan pool their investments in the Caterpillar Inc. 401(k) Master Trust (the Master Trust) in exchange for a percentage of participation in the Trust.

The Master Trust invests mainly in the Preferred Group of Mutual Funds, registered investment companies which are sponsored by Caterpillar Investment Management Ltd. (CIML), a wholly-owned subsidiary of the Company. The investment options available to the participants are summarized in Note 1.

CIML manages the Preferred Small Cap Fund and the Preferred Short-Term Government Fund. All other funds are managed by unrelated investment managers. Caterpillar Securities, Inc., a wholly-owned subsidiary of CIML, distributes the shares of the mutual funds to the Master Trust.

The percentage of the Plan's participation in the Master Trust was determined based on the November 30, 2000 and 1999 fair values of net assets, as accumulated by the Trustee for the investment funds of each plan. At November 30, 2000 and 1999, the Plan's pro rata interest in the quoted fair values of net assets of the Master Trust was 82.82% and 83.59%, respectively.

Investment valuation

The Master Trust's investments are stated at fair value. Common stock and cash and cash equivalents are valued at quoted market prices. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Master Trust at year end. Common/collective trust investments are valued at beginning of year value of the Master Trust's investment plus actual contributions, transfers and allocated investment income less actual withdrawals. Participant loans are valued at estimated fair value which consists of outstanding principal and related accrued interest.

The net investment income or loss of the Master Trust is reflected in the financial statements of the Plan based on the actual earnings of each investment fund as allocated to the Plan based on average investment balances throughout the year.

Details of the net assets and significant components of the net investment (loss) income of the Master Trust are as follows:

	November 30,

	2000	1999

	(Dollars in 000's)
Investments, at fair value:
Cash and cash equivalents	$12,940	$28,342
Common stock	387,336	324,010
Registered investment companies	1,081,839	1,193,215
Common/Collective/Trust	127,959	126,154
Participant loans	27,597	27,225

Total investments	1,637,671	1,698,946
Dividend and interest receivable	57	121
Transfers receivable from EIP Part 1	649	3,939
Contributions receivable	5,461	5,773
Payable due to broker		(11,332)
Other receivable/(payable), net	204	177

Net assets of Master Trust	$1,644,042	$1,697,624

	For the year ended November 30,

	2000	1999

	(Dollars in 000's)
Investment income:
Interest	$3,440	$2,856
Dividends	12,048	7,597
Net appreciation (depreciation) in fair value of:
Common stock	(42,285)	(4,697)
Registered investment companies	(23,643)	194,412
Common/Collective/Trust	7,614	7,858

Net investment (loss) income	$(42,826)	$208,026

SUPPLEMENTAL SCHEDULES

                                                                                                                                                  SCHEDULE I

CATERPILLAR INC.
EMPLOYEES' INVESTMENT PLAN

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD AT END OF YEAR
NOVEMBER 30, 2000

(a)	(b)	(c)		(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value		Cost**	Current value

*	Caterpillar Inc.	Common stock; 18,521,589 shares		$576,259,501	$728,129,968

*	Northern Trust	Collective Short-Term Investment Fund; 102,802 units			102,802

*	Northern Trust	Collective Government Short-Term Investment Fund; 12,329,398 units			12,329,398

*	Caterpillar Inc.	401(k) Master Trust			1,357,022,000

	AIM	Constellation; 119.24 units	$		$4,197
		Dent Demographic Trends Class A; 786.16 units			9,819
		Developing Markets Class B; 812.06 units			6,440
		European Developments Class C; 889.50 units			18,510
		Global Telecommunications Class B; 339.44 units			6,901
		Global Growth Class A; 259.93 units			5,505
	Accessor	FDS Income Growth; 144.57 units			4,027
		FDS Income Small to Mid-Cap; 251.34 units			4,796
	Alger	Capital Appreciation Class A; 224.24 units			2,574
	Alleghany/Veredus	Aggressive Growth Class N; 1,247.73 units			27,438
	Alliance	Growth & Income Class A; 1,398.91 units			5,330
		North American Government Class B; 67.77 units			514
		Premier Growth Class B; 2,156.05 units			59,852
		Technology Class A; 47.76 units			4,552
		Technology Class B; 152.09 units			13,625
	American Century	Benham Target Maturity TR 2020; 1,044.66 units			38,976
		Behham Target Maturity TR 2025; 137.46 units			4,355
		Global Gold; 17,855.35 units			65,529
		Global Growth; 97.94 units			855
		Global Natural Resource; 1,600.63 units			19,864
		Income & Growth; 3,283.06 units			98,065
		Intermediate Bond; 665.26 units			6,466
		Life Science; 1,769.91 units			9,345
		20th Century Ultra; 2,310.17 units			84,021
		20TH Century International Growth; 8,689.23 units			104,705
		20th Century Emerging Markets; 755.29 units			3,535
	American Heritage	American Heritage Fund; 9,899.07 units			2,178
	ASAF	Janus Small Cap Growth Class B; 1,427.75 units			18,190
	Amerindo	Technology Class D; 447.26 units			6,334
	Ameristock	Ameristock Mutual Funds; 408.68 units			16,671
	Ariel	Growth Class A; 133.19 units			4,883
		Appreciation Class B; 138.35 units			4,824
	ARK	Small Cap Equity Class A; 91.80 units			1,440
	Artisan	International Fund; 5,733.26 units			119,654
		Mid Cap; 267.28 units			6,559
	BT Investment	International Equity; 173.24 units			4,227
	Babson	Value Income; 2,002.65 units			85,513
	Baron	Asset Fund; 5,561.96 units			280,824
		Growth & Income; 954.82 units			24,634
		Small Cap Fund; 3,795.04 units			51,341
		I Opportunity; 343.70 units			2,148
	Berger	Balance Retail; 755.48 units			12,987
		Growth Fund N/C; 545.55 units			7,971
		Growth & Income Retail; 2,371.82 units			39,230
		New Generation Retail; 4,336.86 units			92,462
		Select Retail; 343.90 units			5,454
		Small Company Growth Retail; 4,373.26 units			23,791
		Small Cap Value Retail; 1,005.46 units			24,845
	Berkshire	Focus Fund; 754.83 units			25,091
	Blackrock	International Small Cap Equity Institution; 217.41 units			4,296
	Brandywine	Blue Fund; 4,959.07 units			131,118
	Bridgeway	Aggressive Growth; 940.28 units			37,996
		Micro Cap Limited; 1,628.39 units			12,083
	Montag & Caldwell	Growth Fund; 131.97 units			4,046
	Calamos	Growth & Income Class A; 190.18 units			4,513
		Convertible Class A N/C; 277.25 units			5,404
	Calvert	Large Cap Growth Class I N/C; 716.99 units			18,735
	Cash	Cash; 80.87 units			81
	Citizens	Emerging Growth; 921.85 units			24,198
		Global Equity N/C; 33.52 units			828
	Clipper	Clipper Fund; 236.16 units			19,646
	Cohen & Steers	Realty Shares Income; 6,405.84 units			270,903
		Special Equity Fund; 7,272.25 units			183,115
	Columbia	High Yield; 111.51 units			981
		Real Estate Equity; 237.84 units			4,067
	Davis	New York Venture Class A; 492.14 units			13,263
	Dresdner	Biotechnology; 10,013.13 units			331,435
		Global Health Care; 998.60 units			22,958
		Global Technology Class N; 991.71 units			45,602
		Global Technology Fund; 2,865.61 units			159,672
		RCM Europe Class N; 651.05 units			8,633
	Dreyfus	Aggressive Value Fund; 180.05 units			4,917
		Dreyfus Fund; 402.78 units			4,531
		Emerging Leaders Fund; 1,013.63 units			36,308
		Emerging Markets Fund; 1,827.94 units			21,643
		Founders Growth Class F N/C; 454.96 units			7,985
		Founders Worldwide Class F N/C; 2,286.28 units			43,874
		International Stock Index; 1,212.12 units			16,521
		New Leaders; 140.06 units			6,699
		Premier Tech Growth Class B; 84.51 units			3,305
		Premier Tech Growth Class C; 1,825.84 units			71,372
		Small Company Value Fund; 41.06 units			826
		S&P 500 Index Fund; 3,179.60 units			122,796
		Technology Growth Fund; 950.66 units			37,646
	Driehaus	International Discovery; 1,371.87 units			35,435
	Eaton Vance	Worldwide Health Services Class A; 2,491.35 units			27,681
		Worldwide Health Services Class B; 2,084.92 units			26,350
		Utilities Class A; 797.86 units			8,641
	Europacific	Growth Fund; 5,587.53 units			174,890
	Evergreen	HealthCare Class B; 135.04 units			1,982
		Utility Class A; 684.15 units			8,497
	Excelsior	Income Business & Industrial Restructuring; 286.05 units			8,882
	Federated	Bond Class A; 1,584.94 units			13,551
		International Small Company Class A N/C; 2,110.73 units			52,768
	Fidelity	Asset Manager Growth; 737.20 units			13,697
		Blue Chip Growth; 394.26 units			20,655
		Capital & Income; 7,630.30 units			57,838
		Contra Fund; 3,135.08 units			165,470
		Contra Fund I; 145.98 units			1,737
		Convertible Securities; 88.63 units			2,131
		Diversified International; 3,084.40 units			68,967
		Dividend Growth; 3,672.80 units			110,587
		Emerging Growth; 6,030.20 units			241,992
		Emerging Markets; 166.11 units			1,311
		Equity Income I; 1,330.83 units			36,571
		Europe Capital Appreciation; 652.74 units			12,422
		Fidelity Fund; 3,909.54 units			133,589
		Growth Company; 4,590.30 units			343,171
		Growth & Income; 1,789.12 units			76,342
		International Value; 881.54 units			12,209
		Japan; 184.65 units			3,579
		Japan Small Companies; 589.99			7,994
		Latin America; 242.57 units			2,945
		Low Priced Stock; 232.46 units			5,200
		Magellan; 63.43 units			7,628
		Mid Cap Stock; 3,048.89 units			76,314
		OTC Port; 769.39 units			34,053
		Overseas; 84.74 units			2,895
		Pacific Basin; 147.45 units			2,849
		Real Estate Investment; 3,173.32 units			55,946
		Select NWK & Infrastructure; 1,052,63 units			6,474
		Select Wireless Portfolio; 861.14 units			7,182
		Southeast Asia; 2,033.03 units			22,790
		Stock Selector; 271.68 units			7,955
		Trends; 48.59 units			2,938
		Utilities; 1,640.80 units			33,062
		Value; 1,006.60 units			43,123
		Worldwide; 165.01 units			2,970
	Firstar	Micro Cap Retail; 137.30 units			2,429
	Firsthand	Communications; 13,807.78 units			113,362
		E-Commerce; 19,046.51 units			122,850
		Technology Leaders; 2,447.04 units			84,203
		Technology Innovators; 3,863.69 units			108,415
		Technology Value; 10,346.82 units			789,151
	Flag Investors	Telephone Inc Class A; 2,962.58 units			88,314
	Franklin	Biotech Discovery Fund A; 143.54 units			9,907
		CA Growth Class; 115.30 units			4,822
		Global Health Care; 49.94 units			1,330
		Real Estate Securities Class; 2,093.04 units			31,710
		Small Cap Growth Class I; 767.54 units			27,516
	Fremont	Real Estate Securities; 3,287.12 units			25,442
		US Micro Capital; 729.83 units			21,369
		US Small Cap; 249.76 units			3,814
	Gabelli	Asset Shares Ben International; 261.45 units			10,108
		Global Inter-Active Couch Potato; 3,525.97 units			79,264
		Growth Shares Ben International; 2,082.07 units			86,135
		Westwood Mighty Mites Fund; 75.30 units			1,005
	GAM	International Class A; 421.86 units			9,066
	Genomics	Genomics Fund.com; 945.18 units			6,437
	Green	Century Balanced; 153.18 units			3,123
	Growth	Fund of America; 3,353.55 units			102,686
	GWK	Equity; 507.48 units			8,368
	Harbor	Bond; 9,019.57 units			101,470
		Capital Appreciation; 7,756.12 units			321,879
		Growth; 1,336.92 units			25,495
	Henlopen	Henlopen Fund; 847.42 units			16,050
	Idex	Global Class A; 290.02 units			10,519
	Income	Fund of America; 1,405.13 units			22,061
	Invesco	Balanced N/C; 405.34 units			6,733
		Blue Chip Growth N/C; 2,144.34 units			11,601
		Dynamics N/C; 1,675.89 units			37,707
		Endeavor N/C; 4,459.85 units			77,200
		Energy N/C; 1,251.32 units			20,972
		Financial Services N/C; 543.39 units			16,774
		Gold N/C; 22,486.71 units			29,682
		Health Sciences N/C; 1,252.80 units			69,956
		High Yield Bond N/C; 1,370.29 units			6,851
		International European; 2,866.14 units			48,037
		Small Company Growth N/C; 241.43 units			3,428
		Technology N/C; 1,607.38 units			103,322
		Telecommunications #39 N/C; 8,176.59 units			315,617
		Utilities N/C; 617.26 units			10,882
	Investec	Asia Small Cap N/C; 1,102.97 units			6,243
		China & Hong Kong N/C; 260.54 units			3,968
		Internet.com Index N/C; 204.62 units			2,159
		Mainland China N/C; 120.31 units			1,047
		Wired Index N/C; 2,676.97 units			49,631
		Wireless World N/C; 3,888.00 units			29,510
	Investment	Investment Company of America; 2,254.94units			71,369
	IPS	Millennium Fund; 1,428.10 units			70,391
	Jacob	Internet; 4,034.61 units			9,280
	Janus	Enterprise; 13,104.82 units			674,242
		Flexible Income; 1,925.82 units			17,313
		Janus Fund; 14,783.86 units	$		$560,900
		High Yield Bond; 1,399.17 units			13,306
		Investment Balanced; 12,033.79 units			238,305
		Investment Equity Income; 3,639.87 units			82,116
		Investment Growth & Income; 14,618.13 units			523,374
		Investment Mercury; 38,492.99 units			1,251,052
		Investment Overseas; 7,135.70 units			214,428
		Investment Short Term Bond; 108.17 units			310
		Investment Twenty; 11,727.90 units			705,081
		Investment Worldwide; 24,767.00 units			1,556,465
		Global Life Sciences; 27,004.58 units			550,893
		Global Technology; 47,350.39 units			988,202
		Olympus; 28,607.74 units			1,202,955
		Orion Fund; 12,595.30 units			86,278
		Special Situations; 11,852.15 units			217,368
		Strategic Value Fund; 39,532.56 units			405,604
	Japan	Japan Fund; 403.55 unit			4,689
	John Hancock	Small Cap Value Class B; 265.19 units			4,413
		Financial Industries Class C; 224.02 units			4,176
		Health Sciences Class C; 344.98 units			14,710
		Sovern Emerging Growth Class A; 1,072.57 units			10,125
		Sovern Global Technology Class B; 912.44 units			7,290
	Kaufmann	Kaufmann Fund; 13,003.89 units			53,836
	Kemper	Aggressive Growth Class B; 1,850.93 units			32,391
		Dreman High Return Class B; 1,226.50 units			41,394
		Technology Class B; 1,526.99 units			30,708
	Liberty	Acorn Foreign Forty CL Z N/C; 432.84 units			4,262
		Acorn International CL Z N/C; 900.72 units			23,704
	Lindner	Bulwark; 951.91 units			6,663
		Investments Dividend; 1,101.05 units			23,397
	Loomis	Sayles Aggressive Growth Institution; 138.49 units			4,289
		Sayles Bond; 3,497.37 units			38,261
	Managers FDS	Capital Appreciation; 68.73 units			3,140
		International Equity; 526.51 units			27,057
		Special Equity; 247.28 units			20,245
	Marketocracy	Medical Specialist N/C; 187.80 units			2,524
	Marsico	Focus; 6,243.28 units			114,876
		21st Century Fund; 3,092.43 units			26,935
	Mas	Mid Cap Growth Institutional; 4,062.75 units			110,060
		Mid Cap Value Port Institutional; 4,153.21 units			92,824
		Small Cap Growth Institutional; 466.26 units			17,368
		Small Cap Value Institutional; 3,671.75 units			60,959
	Masters	Select Equity; 864.53 units			21,351
		Select International; 735.94 units			12,680
	Mercury	HW International Value Class I N/C; 3,202.51 units			81,280
	Meridian	Value Fund; 88.02 units			2,333
	MFS	Emerging Growth Class B; 280.61 units			13,362
		High Income Class B; 15,710.67 units			65,042
		Investory Growth Stock Class B; 653.24 units			11,353
		New Discovery Class B; 468.60 units			9,105
	Midas	Midas Fund; 9,450.17 units			7,277
		Investors LTD. N/C; 1,706.22 units			3,088
	Montgomery	Emerging Markets; 86.51 units			760
		Global Communication; 552.24 units			12,243
		Global Opportunities; 77.52 units			1,285
		Growth; 2,266.76 units			42,910
		International Growth; 184.98 units			3,069
	Monument	Internet Class B; 1,154.29 units			8,530
	Munder	Framlington Healthcare Class B; 811.42 units			22,160
		Framlington Healthcare Class C; 55.60 units			1,517
		Future Technology Class A; 74.96 units			693
		Future Technology Class B; 420.17 units			3,857
		International Net Net Class B; 1,260.29 units			6,377
		Net Net Class A; 2,012.05 units			73,822
		Net Net Class B; 812.42 units			29,272
		Net Net Class C; 202.20 units			7,289
	Mutual Series	Beacon Class Z; 608.61 units			8,618
		Discovery Class Z; 2,851.55 units			61,451
		European Class Z; 1,735.61 units			30,703
		Shares Class Z; 327.45 units			6,667
		Qualified Income Class Z; 2,235.21 units			38,110
	Nations	Marsico Focused Equity Investment; 2,958.22 units			52,094
	Navellier	Aggressive Micro Cap; 126.78 units			3,247
		Mid Cap Growth Portfolio; 1,314.58 units			36,151
	Neuberger & Berman	Focus Fund; 22.93 units			901
		Focus Trust Firmly Select; 993.97 units			27,274
		Guardian Trust; 540.48 units			7,210
		Millenium Fund; 30.12 units			633
		Regency Fund; 690.34 units			8,967
	Nevis	Nevis Fund; 64.31 units			1,618
	New Perspective	New Perspective Fund; 2,801.45 units			74,126
	Northeast	Investors Trust CTFS Benefit International; 2,484.15 units			20,122
	Oak	Value Fund; 620.79 units			17,264
	Oakmark	Balanced; 391.72 units			5,974
		International; 1,345.38 units			19,347
		International Small Cap; 525.92 units			5,359
		Oakmark Fund; 1,278.41 units			31,259
		Select; 6,055.03 units			110,093
		Small Cap; 803.31 units			10,684
	Oppenheimer	Global Growth & Income Class A; 34.04 units			917
		Global Growth & Income Class B; 180.54 units			4,794
		Midcap Class C; 217.39 units			4,672
		Strategic Income Class C; 4,131.36 units			16,443
	Orbitex	Health and Biotech Class B; 931.24 units			8,974
		Info-Tech & Communications Class B; 440.29 units			10,417
	Payden & Rygel	Global Fixed Income Class A; 2,197.69 units			22,263
		Growth & Income Class A; 517.02 units			6,023
	PBHG	Core Growth; 683.52 units			12,857
		Emerging Growth; 213.00 units			5,188
		Global Tech & Communications; 19,680.77 units			147,311
		Growth; 6,203.35 units			221,273
		Large Cap Growth; 5,627.07 units			168,981
		Large Cap 20; 3,481.18 units			103,078
		Mid Cap Value; 336.70 units			4,747
		New Opportunities; 678.38 units			38,688
		Select Equity; 21,700.07 units			957,978
		Small Cap Value; 5,297.94 units			96,476
		Strategic Small Company; 942.28 units			15,180
		Technology & Communication;23,676.23 units			932,217
	Pilgrim	International Small Cap Growth A N/C; 266.82 units			7,975
		International Small Cap Growth Q N/C; 197.90 units			6,266
		Small Cap Growth Class B; 232.51 units			3,871
		Troika Dialog Russia Class A N/C; 841.55 units			4,620
		Worldwide Emerging Markets Class A N/C; 1,732.61 units			13,584
	PIMCO	Innovation Class A; 110.44 units			5,397
		Innovation Class B; 45.37 units			2,112
		Long Term US Government; 17,11.49 units			185,563
	Pin Oak	Aggressive Stock; 5,138.60 units			260,360
	Potomac	OTC Plus; 164.12 units			3,878
	Preferred	Growth Fund; 782.91 units			16,230
		Value Fund; 87.80 units			2,026
	Prudential	Sector Health Sciences Class C; 1,079.91 units			19,773
	Putnam	Growth Opportunities Class A; 2,827.03 units			63,467
		Health Sciences Trust Class B; 314.07 units			24,435
		International Growth Class B; 158.17 units			3,957
		International Voyager Class B; 552.13 units			11,506
		International Voyager Class C; 147.02 units			3,098
		Investors Class A; 55.53 units			854
		New Opportunities Class A; 197.96 units			13,155
		New Opportunities Class B; 13.11 units			819
		OTC & Emerging Growth Class A; 218.21 units			1,701
		OTC & Emerging Growth Class B; 191.94 units			2,927
		OTC & Emerging Growth Class C; 211.85 units			3,421
		Voyager Class A; 59.82 units			1,526
		Voyager Class B; 776.09 units			18,083
	Red Oak	Technology Select; 26,304.76 units			565,491
	Renaissance	IPO Plus Aftermarket; 165.92 units			2,940
	Reynolds	Blue Chip Growth; 956.27 units			49,114
	Royce	Low Priced Stock Fund; 616.65 units			5,883
	Rushmore	Opportunity Fund; 8,421.94 units			68,133
		American Gas Index; 805.13 units			17,335
	Rydex	Biotechnology Advisor Class; 380.23 units			10,521
		Biotechnology Investment Class; 11,679.50 units			319,582
		Electronics Investment Class; 4,740.85 units			118,620
		Financial Services Investor; 923.41 units			9,502
		Health Care Advisors Class; 778.45 units			9,824
		Internet Investor Class; 2,498.81 units			10,295
		Juno Fund; 1,368.82 units			11,786
		Nova Fund; 791.55 units			26,208
		OTC Fund; 75,893.23 units			1,375,179
		Ultra Fund; 3,572.44 units			32,724
		Velocity 100; 1,851.48 units			23,458
	RS	Aggressive Growth; 6,409.45 units			47,103
		Diversified Growth N/C; 4,116.97 units			89,709
		Emerging Growth N/C; 6,274.20 units			271,423
		Global Natural Resources N/C; 342.20 units			3,410
		Internet Age; 4,487.94 units			27,960
		Microcap Growth N/C; 90.15 units			1,959
		Mid Cap Opportunities N/C; 324.15 units			4,561
		Value Plus and Growth N/C; 0.01 units			1
	Safeco	Equity Fund; 1,101.07 units			23,409
	Scudder	Greater Europe Growth; 2,364.71 units			70,752
		Healthcare; 2,271.85 units			52,298
		International; 36.41 units			1,867
		Latin America; 122.76 units			2,536
		Mutual Income Gold; 739.21 units			4,117
		Small Company Value; 595.24 units			10,429
		Technology Fund; 865.52 units			27,645
	SEI	Large Cap Value; 1,100.50 units			20,425
	Select	Air Transport; 69.18 units			2,573
		American Gold; 1,013.32 units			11,025
		Biotechnology; 4,519.57 units			359,655
		Brokerage & Investment Management; 1,006.68 units			54,159
		Computers; 2,893.84 units			228,331
		Develop Communications; 4,382.69 units			199,325
		Electronics; 7,282.57 units			497,566
		Energy; 327.40 units			8,575
		Energy Service; 549.85 units			12,737
		Financial Services; 443.19 units			48,038
		Health Care; 1,765.53 units			283,845
		Leisure; 24.76 units			1,493
		Money Market; 31,889.34 units			31,889
		Natural Gas; 1,471.16 units			30,350
		Regional Banks; 276.35 units			8,561
		Software & Computer; 353.06 units			26,363
		Technology; 2,317.62			237,487
	Selected	Telecommunications; 510.42			26,490
		Utilities Growth; 101.58 units			5,768
	SIT	American Shares; 2,862.88 units			95,363
	Seligman	Communications & Information Class B; 2,114.79 units			46,927
		Small Cap Growth; 752.03 units			24,952
	Sound Shore	Sound Shore Fund Inc.; 326.26 units			10,698
	Spartan	US Equity Index; 376.38			17,585
		High Income; 3,095.33 units			28,569
		Market Index; 301.31 units			27,404
		Total Market Index; 651.17 units			21,580
	Spectra	Spectra Fund Inc.; 4,222.74 units			38,511
	SSGA	Emerging Markets; 1,078.51 units			9,178
		Growth & Income; 100.24 units			2,195
		Money Market Fund; 12,008,120 units			12,008,120
		Real Estate Equity; 110.48 units			1,024
		Small Cap Equity; 219.70 units			4,218
		S&P 500 Index; 4,873.63 units			106,148
	State Street	Research Aurora Class A; 228.91 units			6,336
	Stein Roe	Capital Opportunity N/C; 252.46 units			8,031
		Income Trust N/C; 1,540.04 units			14,168
		Young Investor N/C; 134.28 units			4,080
	Strong	Corporate Bond Income; 9,385.96 units			97,614
		Dow 30 Value; 479.18 units			6,349
		Enterprise; 2,634.82 units			68,189
		Government Securities Income; 1,039.76 units			10,865
		Growth; 3,895.38 units			122,510
		Growth & Income; 1,922.71 units			48,818
		Growth 20; 1,257.28 units			34,135
		Income High Yield Bond; 1,334.52 units			11,690
		Index 500; 176.06 units			2,864
		Internet Fund; 156.50 units			958
		Large Cap Growth N/C; 235.86 units			9,180
		Opportunity Income; 2,294.53 units			103,598
		Overseas; 394.08 units			5,458
		Schafer Value; 79.60 units			3,908
		Technology 100 Fund; 831.39 units			6,260
	Templeton	Developing Markets Class I; 3,222.17 units			31,706
		Growth Class I; 1,131.42 units			20,230
	The Contrarian	Contrarian Fund N/C; 2,146.42 units			22,301
	The Information Age	Information Age N/C; 2,553.28 units			62,683
	The Internet	Emerging Growth; 79.37 units			325
		The Internet Fund; 3,566.63 units			89,525
		Infrastructure; 82.03 units			459
		Global Growth; 78.37 units			467
	The Medical	The Medical Fund; 204.18 units			4,151
	Third Avenue	Value Fund; 1,925.31 units			69,908
	Thornburg	Value Institutional; 693.09 units			21,493
	Tip	Midcap; 6,351.07 units			200,122
	Torray	Torray Fund; 886.98 units			33,954
	T Rowe Price	Blue Chip Growth Inc; 1,150.36 units			39,837
		Dividend Growth; 956.48 units			20,076
		Equity Income; 2,237.43 units			57,211
		European Stock; 2,652.08 units			55,110
		Financial Services; 470.81 units			9,496
		Growth & Income; 126.49 units			3,158
		Growth Stock; 3,918.44 units			126,957
		International New Asia; 7,942.02 units			54,879
		International Stock; 1,688.91 units			25,739
		Media & Telecommunications; 1,290.57 units			37,091
		Mid Cap Growth; 1,007.84 units			40,213
		New Era; 3,951.22 units			92,103
		Science & Technology; 6,882.08 units			273,514
		Small Cap Stock; 892.51 units			21,393
		US Treasury Long Term; 1,943.14 units			21,919
	Turner	Technology; 2,019.74 units			33,103
		Top 20; 2,349.57 units			35,854
	Tweedy Browne	American Value Fund; 3,315.43 units			81,261
		Global Value Fund; 6,581.32 units			147,356
	Ultra OTC Pro Fund	Investors Shares; 10,911.20 units			342,285
		Service Shares; 288.66 units			8,839
	UAM FMA	Small Company Portfolio; 33.91 units			540
	UMB	Scout Worldwide; 1,303.43 units			27,150
	US	Bonnel Growth; 527.86 units			9,940
		Gold Shares; 14,348.43 units			34,436
		World Gold; 11,269.04 units			53,528
	Value Line	Aggressive Income; 1,861.04 units			9,249
		Asset Allocation; 8,921.44 units			151,432
		Special Situation Income; 265.69 units			6,305
	Van Kampen	American Capital Emerging Growth Class A; 56.80 units			4,225
		American Capital Emerging Growth Class B; 160.00 units			10,805
		American Capital Growth Class A; 588.85 units			13,879
		Technology Class A; 417.58 units			6,047
		Technology Class C; 167.87 units			2,406
	Vanguard	Admiral International Term US Treasury; 5,387.71 units			56,194
		Admiral Long Term US Treasury; 17,295.34 units			190,249
		Admiral Short Term US Treasury; 7,480.14 units			75,101
		Asset Allocation Income; 5,820.15 units			141,022
		Bond Index Total Market; 2,612.16 units			25,704
		Equity Income; 1,681.15 units			41,340
		Fixed Income Securities Long-term Portfolio; 9,434.01 units			78,114
		GNMA Fixed Income Securities; 42,996.67 units			436,846
		Growth Equity Fund N/C; 18,268.22 units			248,996
		Growth & Income; 5,406.10 units			173,806
		Growth Index; 17,214.80 units			551,390
		Index Trust Extended Market Portfolio; 935.00 units			26,806
		Index Trust S&P 500 Portfolio; 9,378.84 units			1,151,363
		International Equity Index Europe Portfolio; 184.78 units			4,568
		International Growth Portfolio; 4,563.44 units			89,808
		International Treasury; 1,426.64 units			15,194
		Life Strategy Growth Port; 429.32 units			8,397
		Primecap; 3,353.28 units			207,400
		Small Cap Stock Fund; 1,698.72 units			35,639
		Total Stock Market; 26,761.37 units			774,206
		US Growth Portfolio; 2,559.71 units			91,407
		Value Index; 427.86 units			9,588
		Windsor Income; 1,306.68 units			31,165
		Windsor II Portfolio; 4,380.42 units			117,702
	Van Wagoner	Income Emerging Growth; 9,850.24 units			287,923
		Income Micro-Cap; 596.08 units			14,151
		Income Mid-Cap; 2,930.10 units			54,266
		Income Post Venture; 7,979.18 units			196,816
		Technology; 4,549.27 units			189,906
	Warburg Pincus	Capital Appreciation; 2,228.10 units			60,760
		Emerging Growth; 246.61 units			10,083
		Emerging Markets; 214.31 units			1,725
		Global Post Venture Capital; 2,262.86 units			50,145
		Global Telecommunications; 1,986.86 units			90,104
		Health Sciences; 177.95 units			4,020
		International Equity; 3,168.24 units			59,975
		International Small Company; 615.22 units			13,141
		Japan Growth; 2,492.70 units			13,343
		Japan OTC; 6,086.32 units			22,433
		Small Company Growth; 49.43 units			946
	Wasatch	Growth; 510.01 units			12,694
		Microcap; 581.81 units			2,665
	Weitz	Hickory; 1,039.26 units			25,441
		Value; 3,589.74 units			117,887
	Westcore	Select; 207.71 units			4,395
	White Oak	Growth Stock; 6,654.06 units			434,177
	Wireless	Wireless Fund; 163.83 units			1,892
	WWW	Internet Fund; 328.49 units			6,179
	Yacktman	Yacktman Fund; 325.73 units			3,375

		Total registered investment companies			49,996,070

		Total Investments			$2,147,580,238

  *    Denotes party in interest
* *    Cost information is not applicable for participant directed investments.

                                                                                                                SCHEDULE II

CATERPILLAR INC.
EMPLOYEES' INVESTMENT PLAN

SCHEDULE H, LINE 4i - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED NOVEMBER 30, 2000
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Identity of party involved	Description of assets	Purchase price	Selling price	Lease rental	Expense incurred with transaction	Cost of asset	Current value of asset on transaction date	Net gain or (loss)
Caterpillar Inc.	Common stock:
	Series of 66 purchases	$120,604,311	$		$$144,770	$120,604,311	$120,459,541

                                                                                                                                                                EXHIBIT C

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-3718, as amended, and No. 33-39280) of Caterpillar Inc. of our report dated May 29 , 2001 relating to the financial statements of the Caterpillar Inc. Employees' Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP

Peoria, Illinois
May 29, 2001